Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results
Company delivers 16% year-over-year revenue growth and positive cash generation for 2014

LIVERMORE, Calif. — February 4, 2015 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2014 that ended on December 27, 2014. Quarterly revenues were $71.3 million, down 4% from $73.9 million in the third quarter of fiscal 2014, and up 47% from $48.5 million in the fourth quarter of fiscal 2013.

For fiscal 2014, FormFactor posted revenue of $268.5 million, up 16% from $231.5 million in fiscal 2013.

On a GAAP basis, net loss for the fourth quarter of fiscal 2014 was $(1.9) million, or $(0.03) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2014 of $(0.3) million, or $0.00 per fully-diluted share, and a net loss for the fourth quarter of fiscal 2013 of $(18.8) million, or $(0.34) per fully-diluted share. Net loss for fiscal 2014 was $(19.2) million, or $(0.34) per fully-diluted share, compared to a net loss of $(57.7) million, or $(1.06) per fully-diluted share, for fiscal 2013.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2014 was $6.5 million, or $0.11 per fully-diluted share, compared to a net income for the third quarter of fiscal 2014 of $9.0 million, or $0.16 per fully-diluted share, and a net loss for the fourth quarter of fiscal 2013 of $(10.9) million, or $(0.20) per fully-diluted share. On a non-GAAP basis, net income for fiscal 2014 was $18.2 million, or $0.32 per fully-diluted share, compared to a net loss of $(21.5) million, or $(0.40) per fully-diluted share, for fiscal 2013. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash generation for the fourth quarter of fiscal 2014 was $9.5 million, compared to cash generated of $5.3 million for the third quarter of fiscal 2014 and cash usage of $(5.2) million for the fourth quarter of fiscal 2013. For fiscal year 2014, cash generation was $12.7 million vs. cash usage of $(14.6) million for fiscal year 2013.

“In 2014 we delivered significant revenue growth, while generating cash and non-GAAP profit in 3 of the 4 quarters and for the year in total. In Q4 2014 we experienced strong industry-wide demand for our products, and as we begin the year our strong execution enables us to continue to build on the foundation set in 2014” said Mike Slessor, Chief Executive Officer of FormFactor, Inc.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. Pacific Time, or 4:30 p.m. Eastern Time, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 6, 2015, 9:00 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 68677756. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; seasonal industry trends; risks of the company’s ability to realize further operational efficiencies, to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for the company’s DRAM, Flash Memory and SoC products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenues	$71,285	$48,546	$268,530	$231,533
Cost of revenues	50,337	44,288	191,091	189,249
Gross profit	20,948	4,258	77,439	42,284
Operating expenses:
Research and development	10,706	9,994	42,725	42,139
Selling, general and administrative	12,631	12,160	51,385	53,217
Restructuring charges, net	584	443	2,668	4,658
Loss on sale of subsidiary	—	—	—	300
Impairment of long-lived assets	390	567	1,219	761
Total operating expenses	24,311	23,164	97,997	101,075
Operating loss	(3,363)	(18,906)	(20,558)	(58,791)
Interest income, net	69	88	302	386
Other income, net	155	82	161	623
Loss before income taxes	(3,139)	(18,736)	(20,095)	(57,782)
(Benefit from) provision for income taxes	(1,268)	53	(910)	(99)
Net loss	$(1,871)	$(18,789)	$(19,185)	$(57,683)

Net loss per share:
Basic and diluted	$(0.03)	$(0.34)	$(0.34)	$(1.06)

Weighted-average number of shares used in per share calculations:
Basic and diluted	56,472	54,608	55,908	54,204

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

GAAP net loss	$(1,871)	$(18,789)	$(19,185)	(57,683)
Stock-based compensation	3,256	2,999	13,279	12,124
Restructuring charges, net	584	443	2,668	4,658
Acquisition and integration related expenses	25	(8)	423	1,292
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,654	3,910	18,539	16,857
Impairment of long-lived assets and loss on sale of subsidiary	390	567	1,219	1,061
Loss contingency	498	—	1,218	—
Income tax valuation allowance	—	—	—	150
Non-GAAP net income (loss)	$6,536	$(10,878)	$18,161	$(21,541)

Non-GAAP net loss per share:
Basic	$0.12	$(0.20)	$0.32	$(0.40)
Diluted	$0.11	$(0.20)	$0.32	$(0.40)

Weighted-average number of shares used in per share calculations:
Basic	56,472	54,608	55,908	54,204
Diluted	58,234	54,608	57,510	54,204

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$113,940	$59,196
Marketable securities	49,897	91,895
Accounts receivable, net	45,152	30,189
Inventories, net	25,548	20,707
Deferred tax assets	2,036	2,776
Refundable income taxes	782	782
Prepaid expenses and other current assets	6,919	6,106
Total current assets	244,274	211,651
Restricted cash	435	435
Property, plant and equipment, net	25,498	35,190
Goodwill	30,731	30,731
Intangibles, net	38,689	57,470
Deferred tax assets	3,466	3,960
Other assets	1,150	1,271
Total assets	$344,243	$340,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,274	$16,313
Accrued liabilities	21,217	13,985
Capital leases, current portion	—	270
Income taxes payable	68	172
Deferred revenue	6,303	7,030
Total current liabilities	47,862	37,770
Long-term income taxes payable	1,094	2,497
Deferred tax liabilities	2,208	3,029
Deferred rent and other liabilities	3,643	3,326
Total liabilities	54,807	46,622
Stockholders’ equity:
Common stock and capital in excess of par value	711,733	695,686
Accumulated other comprehensive loss	(1,761)	(249)
Accumulated deficit	(420,536)	(401,351)
Total stockholders’ equity	289,436	294,086
Total liabilities and stockholders’ equity	$344,243	$340,708